UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

PAPAYA GROWTH OPPORTUNITY CORP. I

(Exact name of registrant as specified in its charter)

Delaware	001-41223	87-3071107
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2201 Broadway, #750, Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (510) 214-3750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	PPYAU	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	PPYA	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock	PPYAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 16, 2024, Papaya Growth Opportunity Corp. I, a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved (i) an amendment (the “Charter Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (as amended, the “Charter”) to extend the date by which the Company has to consummate a business combination (the “Combination Period”) for an additional one (1) month each time, from February 19, 2024 to January 19, 2025; and (ii) an amendment to the Company’s investment management trust agreement, dated January 13, 2022, with Continental Stock Transfer & Trust Company, as trustee, to allow the Company to extend the Combination Period for an additional one (1) month each time, from February 19, 2024 to January 19, 2025 by depositing into the Company’s trust account for each one-month extension, the lesser of (a) $30,000 and (b) $0.0225 for each then-outstanding share of the Company’s Class A common stock, par value $0.0001 per share, issued in the Company’s Initial Public Offering (the “Public Shares”) after giving effect to any redemptions (the “IMTA Amendment”).

The Charter Amendment was filed with the Delaware Secretary of State on February 16, 2024, and in connection therewith, the Company entered into the IMTA Amendment to extend the term of the IMTA.

On February 16, 2024, the Company issued a promissory note (the “Promissory Note”) to Papaya Growth Opportunity I Sponsor, LLC (the “Lender”), the Company’s sponsor. Pursuant to the Promissory Note, the Lender agreed to loan the Company up to an aggregate principal amount of $1.2 million. The Promissory Note is non-interest bearing and all outstanding amounts under the Promissory Note will be due on the date on which the Company consummates a business combination (the “Maturity Date”). If the Company does not consummate a business combination, it may use a portion of any funds held outside the trust account to repay the Promissory Note; however, no proceeds from the trust account may be used for such repayment. If such funds are insufficient to repay the Promissory Note, the unpaid amounts would be forgiven. No portion of the amounts outstanding under the Promissory Note may be converted into warrants at a price of $1.00 per warrant, which would have been permissible as described in the prospectus filed in connection with the Company’s Initial Public Offering.

The foregoing descriptions of the Charter Amendment, the IMTA Amendment and the Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Special Meeting, the Company’s stockholders approved the Charter Amendment, the IMTA Amendment and a proposal to approve the adjournment of the Special Meeting from time to time if determined by the chairperson of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”).

Charter Amendment

Votes for	Votes against	Abstentions
9,864,882	99,408	0

IMTA Amendment

Votes for	Votes against	Abstentions
9,864,882	99,408	0

Adjournment Proposal

Votes for	Votes against	Abstentions
9,864,882	99,408	0

Item 7.01	Regulation FD Disclosure.

In connection with the approval and implementation of the Charter Amendment, the holders of 1,592,678 Public Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.9438 per share, for an aggregate redemption amount of approximately $17,430,006. Following such redemptions, 710,529 Public Shares remain outstanding.

Item 8.01	Other Events.

Following the Special Meeting, Papaya Growth Opportunity I Sponsor, LLC, the Company’s sponsor (the “Sponsor”), as the holders of 100% of the Company’s shares of Class B common stock, par value $0.0001 per share, determined to convert all of the outstanding shares of Class B common stock to shares of the Company’s Class A common stock, par value $0.0001 per share, on a one-for-one basis (collectively, the “Class B Conversion”). Notwithstanding the Class B Conversion, the Sponsor, as well as the Company’s officers and directors, will be not entitled to receive any funds held in the trust account with respect to any shares of Class A common stock issued to such holders as a result of the Class B Conversion, and no additional amounts will be deposited into the trust account in respect of shares of Class A common stock held by the Sponsor.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation
10.1	Amendment to the Investment Management Trust Agreement
10.2	Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2024	PAPAYA GROWTH OPPORTUNITY CORP. I

	By:	/s/ Clay Whitehead
Name: Clay Whitehead
Title: Chief Executive Officer